Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Results for Third Quarter 2021

November 10, 2021

•Membership as of September 30, 2021 of 594,284, a 41% increase YoY
•For the quarter ended September 30, 2021:
◦Direct policy premiums of $895.4 million, a 53.1% increase YoY
◦Premiums earned of $441.7 million, a 345.6% increase YoY
◦Medical Loss Ratio of 99.7%, increased 920 bps YoY
◦InsuranceCo Administrative Expense Ratio of 23.1%, increased 70 bps YoY
◦InsuranceCo Combined Ratio of 122.8%, increased 990 bps YoY
◦Net loss of $212.7 million, an increase of $133.6 million YoY; Adjusted EBITDA loss of $188.7 million, an increase of $117.7 million YoY

New York, NY, November 10, 2021 - Health insurtech company Oscar Health, Inc. (NYSE: OSCR) today announced its financial results for the third quarter ended September 30, 2021.

"Oscar saw meaningful growth across its insurance business in the third quarter, and we experienced volatility on our Medical Loss Ratio as short term pressures from COVID, Special Enrollment Period (“SEP”) membership growth and prior year risk adjustments created headwinds in the quarter” said Mario Schlosser, CEO and Co-Founder of Oscar. "Our best-in-class member engagement and tech-driven ethos continues to drive demand and provide value for our members. With respect to 2022, we took a disciplined approach to pricing, balancing growth and margin improvement for our insurance business and are well-positioned heading into Open Enrollment.”

Total direct and assumed policy premiums were $899.2 million in the quarter, up 53.8% year-over-year (“YoY”), driven primarily by higher membership growth, including increased enrollment from SEP, and business mix shifts. Premiums earned in the quarter were up 345.6% YoY, driven both by membership growth and lower quota share cession rates in 2021.

Oscar’s InsuranceCo Combined Ratio, which is the sum of its Medical Loss Ratio (“MLR”) and the InsuranceCo Administrative Expense Ratio, increased 990 bps YoY to 122.8% largely reflecting a higher MLR. The MLR increased 920bps YoY to 99.7% in 3Q21 from 90.5% in 3Q20, primarily driven by higher net COVID costs as compared to the net benefit in 3Q20, an unfavorable prior year Risk Adjustment Data Validation (RADV) result, and the impact of significant SEP membership growth. The InsuranceCo Administrative Expense Ratio increased by 70 bps YoY, largely driven by the impact of RADV on the denominator as well as higher SEP distribution costs.

Financial Results Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Premiums before ceded reinsurance	$673,460	$414,505	$2,007,486	$1,232,493
Reinsurance premiums ceded	(231,717)	(315,360)	(669,047)	(934,373)
Premiums earned	$441,743	$99,145	$1,338,439	$298,120
Net loss	$(212,745)	$(79,132)	$(373,184)	$(216,955)

Oscar Health, Inc.
News Release

Key Metrics and Non-GAAP Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Direct Policy Premiums (in thousands)	$895,407	$584,811	$2,554,296	$1,737,267
Medical Loss Ratio	99.7%	90.5%	85.8%	77.7%
InsuranceCo Administrative Expense Ratio	23.1%	22.4%	20.9%	23.0%
InsuranceCo Combined Ratio	122.8%	112.9%	106.7%	100.7%
Adjusted EBITDA(1) (in thousands)	$(188,659)	$(70,975)	$(265,309)	$(185,964)
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

Membership by Offering	As of
	September 30, 2021	September 30, 2020
Individual and Small Group	582,236	418,268
Medicare Advantage	3,881	1,850
Cigna + Oscar(1)	8,167	—
Total Members	594,284	420,118
(1)Represents total membership for Oscar’s co-branded partnership with Cigna.

Full Year 2021 Outlook
	Low	High
Direct and Assumed Policy Premiums (in thousands)	$3,350,000	$3,450,000
Medical Loss Ratio	89%	91%
InsuranceCo Administrative Expense Ratio	21%	22%
InsuranceCo Combined Ratio	110%	112%
Adjusted EBITDA(1) (in thousands)	$(480,000)	$(450,000)
(1)Oscar has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because Oscar is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expense. These items, which could materially affect the computation of forecasted GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of Oscar’s control. As such, any associated estimate and its impact on GAAP net loss could vary materially. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Metrics” below.
The foregoing statements represent management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Oscar Health, Inc.
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Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, November 10, 2021 at 5:00 p.m. (ET). A live audio webcast and a supplemental presentation will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metrics, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including direct policy premiums, medical loss ratio, administrative expense ratio and other financial performance, and the related underlying assumptions, our business and financial prospects, general and healthcare industry market conditions and trends, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.
Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on global markets, economic conditions, the healthcare industry and our results of operations, and the response by governments and other third parties; our ability to retain and expand our member base; our ability to execute our growth strategy; our ability to maintain or enter into new partnerships or collaborations with healthcare industry participants; negative publicity, unfavorable shifts in perception of our digital platform or other member service channels; our ability to achieve and/or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to accurately estimate our incurred claims expenses or effectively manage our claims costs or related administrative costs, including as a result of fluctuations in medical utilization rates due to the impact of COVID-19; our ability to comply with ongoing regulatory requirements and applicable performance standards, including as a result of our participation in government-sponsored programs, such as Medicare; changes or developments in the health insurance markets in the United States, including the passage and implementation of a law to create a single-payer or government-run health insurance program; our ability to comply with applicable privacy, security, and data laws, regulations, and standards; our ability to maintain key in-network providers and good relations with the physicians, hospitals, and other providers within and outside our provider networks, or to arrange for the delivery of quality care; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; unanticipated results of risk adjustment programs; delays in our receipt of premiums; disruptions or challenges to our relationship with the Oscar Medical Group; cyber-security breaches of our and our partners’ information and technology systems; unanticipated changes in population morbidity and large-scale changes in health care utilization; and the other factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
News Release

About Oscar Health

Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform and a relentless focus on serving its members. At Oscar, our mission is to make a healthier life accessible and affordable for all. Headquartered in New York City, Oscar has been challenging the health care system's status quo since our founding in 2012. The company’s member-first philosophy and innovative approach to care has earned us the trust of approximately 594,000 members as of September 30, 2021. We offer Individual & Family, Small Group and Medicare Advantage plans, and +Oscar, our full stack technology platform to others within the provider and payor space. Our vision is to refactor health care to make good care cost less. Refactor is a term used in software engineering that means to improve the design, structure, and implementation of the software, while preserving its functionality. At Oscar, we take this definition a step further. We improve our members’ experience by building trust through deep engagement, personalized guidance, and rapid iteration.

Investor Contact:
Cornelia Miller
VP of Investor Relations
ir@hioscar.com
917-397-0251

Media Contact:
Jackie Kahn
SVP of Communications
comms@hioscar.com
202-538-0128

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Premiums before ceded reinsurance	$673,460	$414,505	$2,007,486	$1,232,493
Reinsurance premiums ceded	(231,717)	(315,360)	(669,047)	(934,373)
Premiums earned	441,743	99,145	1,338,439	298,120
Investment income and other revenue	2,236	2,555	4,209	7,008
Total revenue	443,979	101,700	1,342,648	305,128

Operating Expenses
Claims incurred, net	453,576	85,392	1,141,503	225,120
Other insurance cost	111,302	38,674	285,929	119,222
General and administrative expenses	61,267	36,546	175,240	104,379
Federal and state assessments	35,453	20,469	102,841	61,724
Health insurance industry fee	—	4,813	—	14,438
Premium deficiency reserve release	(4,675)	(4,064)	(15,139)	(4,326)
Total operating expenses	656,923	181,830	1,690,374	520,557
Loss from operations	(212,944)	(80,130)	(347,726)	(215,429)
Interest expense	398	—	4,323	—
Loss on extinguishment of debt	—	—	20,178	—
Loss before income tax expense	(213,342)	(80,130)	(372,227)	(215,429)
Income tax (benefit) provision	(597)	(998)	957	1,526
Net loss	$(212,745)	$(79,132)	$(373,184)	$(216,955)

Earnings (Loss) per Share
Net loss per share, basic and diluted	$(1.02)	$(2.72)	$(2.21)	$(7.50)
Weighted average common shares outstanding, basic and diluted	208,159,343	29,042,932	168,585,157	28,941,215

Oscar Health, Inc.
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Oscar Health, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2021	December 31, 2020
Assets:
Current Assets:
Cash and cash equivalents	$1,076,699	$826,326
Short-term investments	586,954	366,387
Premium and other receivables	117,534	65,322
Risk adjustment transfer receivable	43,099	31,157
Accrued investment income	3,086	1,862
Balances due from reinsurance programs	413,789	579,393
Total Current Assets	2,241,161	1,870,447
Property, equipment, and capitalized software, net	43,376	35,812
Long-term investments	838,273	325,740
Restricted deposits	27,757	26,478
Other assets	18,828	13,136
Net deferred tax asset	485	493
Total Assets	$3,169,880	$2,272,106

Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current Liabilities:
Benefits payable	$497,324	$311,914
Risk adjustment transfer payable	613,230	716,370
Premium deficiency reserve	69,432	84,571
Unearned premiums	56,175	71,904
Accounts payable and accrued liabilities	159,196	137,524
Reinsurance payable	221,311	343,313
Total current liabilities	1,616,668	1,665,596
Long-term debt	—	142,487
Warrant liabilities	—	15,005
Total liabilities	1,616,668	1,823,088
Commitments and contingencies
Convertible Preferred Stock, $0.00001 par value; 407,156,831 shares authorized; 400,904,302 shares issued and outstanding as of December 31, 2020	—	1,744,911
Stockholders' Equity (Deficit)
Preferred stock, $0.00001 par value; 82,500,000 shares authorized, none issued or outstanding as of September 30, 2021	—	—
Class A common stock, $0.00001 par value; 825,000,000 shares authorized, 174,056,898 shares issued and outstanding as of September 30, 2021	2	—
Class B common stock, $0.00001 par value; 82,500,000 shares authorized, 35,115,807 shares issued and outstanding as of September 30, 2021	—	—
Series A common stock, $0.00001 par value, 680,000,000 shares authorized; 8,291,917 issued and outstanding as of December 31, 2020; Series B common stock, $0.00001 par value, 69,487,963 shares authorized; 23,162,654 shares issued and outstanding as of December 31, 2020; Series C common stock, $0.00001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2020	—	2
Treasury stock at (314,600 shares at September 30, 2021 and December 31, 2020)	(2,923)	(2,923)
Additional paid-in capital	3,356,406	133,255
Accumulated deficit	(1,800,290)	(1,427,106)
Accumulated other comprehensive income (loss)	17	879
Total Stockholders’ Equity (Deficit)	1,553,212	(1,295,893)
Total Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)	3,169,880	2,272,106

Oscar Health, Inc.
News Release
Oscar Health Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(373,184)	$(216,955)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred tax	8	—
Net realized gain on sale of financial instruments	(268)	(936)
(Gain) loss on fair value of warrant liabilities	12,856	(509)
Depreciation and amortization expense	10,635	7,990
Amortization of debt issuance costs	329	—
Stock-based compensation expense	58,028	21,984
Investment amortization, net of accretion	5,490	1,511
Debt extinguishment loss	20,178	—
Changes in assets and liabilities:
(Increase) / decrease in:
Premium and other receivables	(52,211)	(37,806)
Risk adjustment transfer receivable	(11,941)	(21,303)
Accrued investment income	(1,224)	(484)
Balances due from reinsurance programs	165,604	(127,519)
Other assets	(5,210)	(7,517)
Increase / (decrease) in:
Benefits payable	185,410	119,955
Unearned premiums	(15,729)	32,315
Premium deficiency reserve	(15,139)	(4,326)
Accounts payable and accrued liabilities	25,287	26,050
Reinsurance payable	(122,003)	109,143
Risk adjustment transfer payable	(103,140)	232,156
Net cash (used in) provided by operating activities	(216,224)	133,749
Cash flows from investing activities:
Purchase of investments	(1,525,908)	(838,927)
Sale of investments	422,030	370,133
Maturity of investments	364,254	120,860
Purchase of property, equipment and capitalized software	(18,679)	(10,696)
Change in restricted deposits	3,625	(723)
Net cash used in investing activities	(754,678)	(359,353)
Cash flows from financing activities:
Debt prepayment	(153,173)	—
Debt extinguishment costs	(12,994)	—
Proceeds from IPO, net of underwriting discounts	1,348,321	—
Offering costs from IPO	(9,447)	—
Convertible preferred stock and call option issuances	—	224,431
Proceeds from exercise of warrants and call options	9,191	—
Proceeds from exercise of stock options	43,841	2003
Net cash provided by financing activities	1,225,739	226,434

Oscar Health, Inc.
News Release

Increase in cash, cash equivalents and restricted cash equivalents	254,837	830
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	843,105	353,380
Cash, cash equivalents, restricted cash and cash equivalents—end of period	$1,097,942	$354,210

Cash and cash equivalents	1,076,699	337,409
Restricted cash and cash equivalents included in restricted deposits	21,243	16,801
Total cash, cash equivalents and restricted cash and cash equivalents	$1,097,942	$354,210

Supplemental Disclosures:
Interest payments	$3,994	$—
Income tax payments	$936	$1,918

Non-cash investing and financing activities:
Conversion of redeemable convertible preferred stock to common stock upon initial public offering	$1,744,914	$—
Net exercise of preferred stock warrants to preferred stock upon initial public offering	$28,248	$—
Adjustment to fair value of preferred stock warrant liability upon initial public offering	$13,243	$—

Key Operating and Non-GAAP Financial Metrics
We regularly review a number of metrics, including the following key operating and non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Members
Members are defined as any individual covered by one of our health plans. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.

Direct Policy Premiums
Direct policy premiums are defined as the premiums collected from our members or from the federal government during the period indicated, before risk adjustment and reinsurance. These premiums include APTC, or premium subsidies, which are available to individuals and families with certain annual incomes. Through March 31, 2021, APTC was available to those individuals and families with annual incomes between 100% and 600% of the federal poverty level in California and 100% and 400% of the federal poverty level in all other states under the ACA. Starting April 1, 2021, consumers enrolling in Individual health plans through a health insurance marketplace could take advantage of additional subsidies available under the American Rescue Plan, which caps premium payment at 8.5% of household income, and expands maximum coverage subsidies to anyone who received unemployment insurance benefits in 2021. We believe direct policy premiums are an important metric to assess our growth.

Oscar Health, Inc.
News Release
Medical Loss Ratio
Medical loss ratio is calculated as set forth in the table below. Medical claims are total medical expenses incurred by members in order to utilize health care services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Medical claims also include risk sharing arrangements with certain of our providers. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for health care of our members to the premiums before ceded reinsurance. MLRs in our existing products are subject to various federal and state minimum requirements. Below is a calculation of our MLR for the periods indicated.

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(in thousands)
Direct claims incurred before ceded reinsurance (1)	$668,966	$370,329	$1,725,089	$961,946
Assumed reinsurance claims	5,504	—	9,589	(2)
Excess of loss ceded claims (2)	(3,432)	1,824	(13,005)	(8,671)
State reinsurance (3)	(4,700)	(3,091)	(9,869)	(7,420)
Net claims before ceded reinsurance (A)	$666,338	$369,062	$1,711,804	$945,853

Premiums before ceded reinsurance	$673,460	$414,505	$2,007,486	$1,232,493
Excess of loss reinsurance premiums (4)	(5,083)	(6,568)	(11,295)	(15,167)
Net premiums before ceded reinsurance (B)	$668,377	$407,937	$1,996,191	$1,217,326
Medical Loss Ratio (A divided by B)	99.7%	90.5%	85.8%	77.7%
(1)See the Appendix to this release for a reconciliation of direct claims incurred to claims incurred, net appearing on the face of our statement of operations.
(2)Represents claims ceded to reinsurers pursuant to an excess of loss treaty, for which such reinsurers are financially liable. We use excess of loss reinsurance to limit the losses on individual claims of our members.
(3)Represents payments made by certain state-run reinsurance programs established subject to CMS approval under Section 1332 of the ACA.
(4)Represents excess of loss insurance premiums paid.

InsuranceCo Administrative Expense Ratio
InsuranceCo Administrative Expense Ratio is calculated as set forth in the table below. The ratio reflects the costs associated with running our combined insurance companies. We believe InsuranceCo Administrative Expense Ratio is useful to evaluate our ability to manage our expenses as a percentage of premiums before ceded quota share reinsurance. Expenses necessary to run the insurance company are included in other insurance costs and federal and state assessments. These expenses include variable expenses paid to vendors and distribution partners, premium taxes and healthcare exchange fees, employee-related compensation, benefits, marketing costs, and other administrative expenses. Below is a calculation of our InsuranceCo Administrative Expense Ratio for the periods indicated.

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(in thousands)
Other insurance costs	$111,302	$38,674	$285,929	$119,222
Ceding commissions	18,214	31,609	57,986	96,884
Stock-based compensation expense	(10,122)	(3,785)	(28,988)	(11,144)
Health insurance industry fee	—	4,813	—	14,438
Federal and state assessment of health insurance subsidiaries	35,112	20,191	102,326	60,905
Health insurance subsidiary adjusted administrative expenses(A)	$154,506	$91,502	$417,253	$280,305

Premiums before ceded reinsurance	$673,460	$414,505	$2,007,486	$1,232,493
Excess of loss reinsurance premiums	(5,083)	(6,568)	(11,295)	(15,167)
Net premiums before ceded quota share reinsurance(B)	$668,377	$407,937	$1,996,191	$1,217,326
Insurance Co Administrative Expense Ratio(A divided by B)	23.1%	22.4%	20.9%	23.0%

Oscar Health, Inc.
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InsuranceCo Combined Ratio

InsuranceCo Combined Ratio is defined as the sum of MLR and InsuranceCo Administrative Expense Ratio. We believe this ratio best represents the current overall performance of our insurance business for activities that can be compared to peers.

Adjusted EBITDA
Adjusted EBITDA is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense, depreciation and amortization as further adjusted for stock-based compensation, warrant contract expense, changes in the fair value of warrant liabilities, and other non-recurring items as described below. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Management uses Adjusted EBITDA:
•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net loss or other financial statement data presented in our consolidated financial statements as indicators of financial performance.

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(in thousands)
Net loss	$(212,745)	$(79,132)	$(373,184)	$(216,955)
Interest expense	398	—	4,323	—
Income tax (benefit) expense	(597)	(998)	957	1,526
Depreciation and amortization	3,645	2,925	10,635	7,990
Stock-based compensation/warrant expense (1)	20,640	6,230	70,884	21,475
Other non-recurring items (2)	—	—	21,076	—
Adjusted EBITDA	$(188,659)	$(70,975)	$(265,309)	$(185,964)
(1)Represents (i) non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards, (ii) warrant contract expense, and (iii) changes in the fair value of warrant liabilities.
(2)Represents debt extinguishment costs of $20.2 million incurred on the prepayment of the Company's Term Loan and approximately $0.9 million of non-recurring expenses incurred in connection with our initial public offering.

Oscar Health, Inc.
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Appendix

Oscar Health, Inc.
News Release
Reinsurance Impact

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(in thousands)
Quota share ceded premiums	$(215,032)	$(332,259)	$(712,760)	$(985,081)
Quota share ceded claims	212,762	283,670	570,301	720,782
Ceding commission	18,214	31,609	57,986	96,884
Experience refund	(11,245)	23,325	55,465	68,449
Net quota share impact	$4,699	$6,345	$(29,008)	$(98,966)

The composition of total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total earned premiums in the consolidated statement of operations, is as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(in thousands)
Reinsurance premiums ceded, gross	$(220,472)	$(338,685)	$(724,512)	$(1,002,822)
Experience refunds	(11,245)	23,325	55,465	68,449
Reinsurance premiums ceded	(231,717)	(315,360)	(669,047)	(934,373)
Reinsurance premiums assumed	3,830	—	9,426	—
Total reinsurance premiums ceded and assumed	$(227,887)	$(315,360)	$(659,621)	$(934,373)

The Company records claims expense net of reinsurance recoveries. The following table reconciles the total claims expense to the net claims expense as presented in the consolidated statement of operations:

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(in thousands)
Direct claims incurred	$668,966	$370,329	$1,725,089	$961,946
Ceded reinsurance claims	(220,894)	(284,937)	(593,175)	(736,824)
Assumed reinsurance claims	5,504	—	9,589	(2)
Total claims incurred, net	$453,576	$85,392	$1,141,503	$225,120

The Company records selling, general and administrative expenses net of ceding commissions. The following table reconciles total other insurance costs to the amount presented in the consolidated statement of operations:

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(in thousands)
Other insurance costs, gross	$129,516	$70,283	$343,915	$216,106
Ceding commissions	(18,214)	(31,609)	(57,986)	(96,884)
Other insurance costs, net	$111,302	$38,674	$285,929	$119,222

Oscar Health, Inc.
News Release

The Company records reinsurance recoverables as “balances due from reinsurance programs” within current assets on its consolidated balance sheets. The composition of the reinsurance recoverables balance is as follows:

	September 30, 2021	December 31, 2020
	(in thousands)
Ceded reinsurance claim recoverables	$378,921	$435,331
Reinsurance ceding commissions	27,559	41,586
Experience refunds on reinsurance agreements	7,309	102,476
Balances due from reinsurance programs	$413,789	$579,393